Praxair, Inc. and Subsidiaries
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                                                                   EXHIBIT 23.01






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (Nos. 333-40003, 333-18141, 333-304, 33-93444, and 33-48480) and in the Registration Statement on
Form S-8 (Nos. 333-18111, 333-18113, 33-92868, 33-87274, 33-48479, and 33-48478)
of Praxair, Inc. of our report dated February 5, 1999 appearing on page 48 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




PRICEWATERHOUSECOOPERS LLP


Stamford, Connecticut
March 15, 1999